SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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LSB Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 28, 2007

Dear Stockholder:

You are cordially invited to attend LSB Corporation’s (the “Company”) Annual Meeting of Stockholders to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Tuesday, May 1, 2007 at 10:00 a.m.

Accompanying this letter are the official Notice of Annual Meeting, proxy statement and proxy card. The matters listed in the Notice of Annual Meeting are described in detail in the proxy statement. At this year’s Annual Meeting, we are asking stockholders to (a) elect two Class B Directors, both to a three-year term, and (b) ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Every stockholder’s vote is important to us. Whether or not you expect to attend the meeting in person, we urge you to submit your proxy card as soon as possible. You may submit your proxy vote by completing the enclosed proxy card and mailing it to the Company in the envelope provided. For stockholders mailing from within the United States, the postage is prepaid. Please complete and submit your proxy even if you plan to attend the meeting in person.

We look forward to seeing those of you who are able to attend the meeting in person.

Sincerely,

Gerald T. Mulligan
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1
BOARD OF DIRECTORS INFORMATION
PRINCIPAL OCCUPATION OF NOMINEES AND CONTINUING DIRECTORS
DIRECTORS’ COMPENSATION
EXECUTIVE OFFICER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2
STOCKHOLDER PROPOSALS AT 2008 ANNUAL MEETING
CODE OF PROFESSIONAL CONDUCT
OTHER MATTERS

LSB CORPORATION
30 Massachusetts Avenue
North Andover, Massachusetts 01845
(978) 725-7500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 1, 2007

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of LSB Corporation (the “Company”) will be held at 10:00 a.m. local time on Tuesday, May 1, 2007 at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, for the following purposes:

1. To elect two Class B Directors for a three-year term.

2. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Pursuant to the By-Laws, the Board of Directors has fixed the close of business on March 2, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

The above matters are described in detail in the accompanying Proxy Statement.

By Order of the Board of Directors,

Cynthia J. Milne
Secretary

March 28, 2007

PURSUANT TO RULES OF THE FEDERAL DEPOSIT INSURANCE CORPORATION (12 C.F.R. PART 350) AND THE REQUIREMENT THAT RIVER BANK MAKE AVAILABLE ITS ANNUAL DISCLOSURE STATEMENT, ANY PERSON, UPON REQUEST, IS ENTITLED TO RECEIVE A COPY OF THE 2006 ANNUAL REPORT OF THE COMPANY ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). TO RECEIVE A COPY OF THIS REPORT WITHOUT CHARGE, PLEASE WRITE TO: CYNTHIA J. MILNE, SECRETARY, LSB CORPORATION, 30 MASSACHUSETTS AVENUE, NORTH ANDOVER, MASSACHUSETTS 01845.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY VOTE AND VOTE IN PERSON, YOU MAY DO SO.

LSB CORPORATION
30 Massachusetts Avenue
North Andover, Massachusetts 01845
(978) 725-7500

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 1, 2007

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of LSB Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts at 10:00 a.m. on Tuesday, May 1, 2007 and any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

1. To elect two Class B Directors, both for a three-year term, to continue until the Company’s Annual Meeting of Stockholders in the year 2010 and until their successors are duly elected and qualified.

2. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This Proxy Statement and the accompanying proxy card are being mailed to stockholders of the Company on or about March 28, 2007 in connection with the solicitation of proxies by the Company for the Annual Meeting.

The Company

The Company is a one-bank holding company principally conducting business through River Bank (the “Bank”). On July 1, 2001, the Company and the Bank completed a reorganization (the “Reorganization”) in which the Bank became a wholly-owned subsidiary of the Company, the Company adopted the Shareholder Rights and Stock Option Plans of the Bank, and each issued and outstanding share of common stock of the Bank (and accompanying preferred stock purchase rights under the Shareholder Rights Plan) was converted into and exchanged for one share of common stock, par value $.10 per share, of the Company and accompanying preferred stock purchase rights under the Shareholder Rights Plan (the “Common Stock”).

For purposes of this Proxy Statement, unless the context otherwise requires, any reference to the Company shall be deemed to be a reference to the Company and the Bank.

On June 26, 2006, the Bank changed its name to River Bank from its previous name of Lawrence Savings Bank.

Record Date; Voting

The Board of Directors has fixed the close of business on March 2, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Holders of Common Stock at the Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. At the Record Date, the Company had Common Stock of 4,601,617 shares issued and outstanding and were entitled to vote. Each such outstanding share is entitled to one vote at the Annual Meeting.

Quorum and Stockholder Vote Required

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of Common Stock present or represented by proxy and voting is required to elect both of the two (2) nominees for Class B Directors for a three-year term. The approval of the holders of a majority of Common Stock present or represented by proxy and voting is required to ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. If the stockholders do not ratify the Audit Committee’s selection of Wolf & Company, P.C., the Audit Committee will consider a change in auditors for the next year.

Abstentions and “broker non-votes” will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal.

Proxies

Stockholders of the Company are requested to complete, date, sign, and promptly return the accompanying proxy card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted FOR the election of the two (2) nominees for Class B Directors listed in the Proxy Statement, and FOR ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Although it is anticipated that all the nominees for Director will be available to serve as Directors if elected, should either one of them be unable to serve, proxies may be voted for the election of a substitute nominee or nominees. It is not anticipated that any matter other than the election of two Class B Directors and the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 will be presented at the Annual Meeting. If other matters are properly presented at the Annual Meeting, proxies will be voted in accordance with the discretion of the proxy holders.

Any properly completed proxy may be revoked at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

The cost of soliciting proxies will be borne by the Company. Morrow & Co. has been retained to assist in the solicitation process and will be compensated in the estimated amount of $5,000.00. After the initial mailing of this Proxy Statement, officers and other employees of the Company may solicit proxies personally, by telephone or by facsimile without additional compensation. The Company intends to request banks, brokers and other institutions, nominees and fiduciaries who hold Common Stock for beneficial owners to forward the proxy materials to the beneficial owners and to obtain authorizations for the execution of proxies, and will reimburse such institutions and persons for their reasonable expenses.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that if a household participates in the householding program, it will receive an envelope containing one set of proxy materials and a separate proxy card for each stockholder account in the household. Please vote all proxy cards enclosed in such a package. The Company will promptly deliver a separate copy of the proxy statement or proxy card to you if you contact it at the following address or telephone number: Cynthia Milne, Secretary, LSB Corporation, 30 Massachusetts Avenue, North Andover, Massachusetts 01845; telephone 978-725-7553. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address or telephone number above.

Participation in householding will not affect or apply to any of your other stockholder mailings such as dividend checks, Forms 1099, or account statements. Householding saves money by reducing printing and postage costs and it is environmentally friendly. It also creates less paper for participating stockholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

The Company’s Annual Report to Stockholders on Form 10-K, including financial statements for the year ended December 31, 2006, is being mailed to stockholders of record of the Company concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting material.

Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC (without exhibits), are available upon written request, without charge, from the Company. Such requests should be directed to Cynthia J. Milne, Secretary, LSB Corporation, 30 Massachusetts Avenue, North Andover, Massachusetts 01845.

PROPOSAL 1

ELECTION OF TWO CLASS B DIRECTORS

The Board of Directors of the Company currently comprises nine members divided into three classes, Classes A, B and C. Class A consists of three members, Class B consists of two members while Class C consists of four members. The Directors in each class serve for a term of three years, with the terms of the various classes expiring in different years or until the Directors’ successors are duly elected and qualified. At the Annual Meeting, two Class B Directors will be elected to serve until the Annual Meeting of Stockholders of the Company in the year 2010 or until their successors are duly elected and qualified. The Board of Directors has nominated Malcolm W. Brawn and Richard Hart Harrington for election to the Board of Directors as Class B Directors (both, a “Class B Nominee,” collectively, “the Class B Nominees”). Both of the Class B Nominees are currently serving as a Director of the Company. Unless authority to do so has been withheld or limited in a proxy, it is the intention of the persons named as proxies to vote the shares to which the proxy relates FOR the election of the Class B Nominees to the Board of Directors as Class B Directors.

The Board of Directors anticipates that both of the Nominees will stand for election and serve, if elected, as a Director. However, if any person nominated by the Board of Directors fails to stand for election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

At the Annual Meeting, only two Class B Directors will be elected. No Class A or Class C Directors will be elected. Stockholders may vote for no more than two nominees for Director at the Annual Meeting. The Board of Directors recommends a vote “FOR” both of the Nominees.

BOARD OF DIRECTORS INFORMATION

The following table sets forth, for the two (2) Class B Nominees standing for election as Directors at the Annual Meeting, the Nominee’s name and, as of February 28, 2007, the Nominee’s age and the date from which the Nominee has served as a Director of the Company and, prior to the Reorganization, the Bank. Similar information is provided for continuing Class A and Class C Directors (collectively, the “Continuing Directors”) whose terms do not expire until the annual meetings of the stockholders of the Company in 2008 and 2009, respectively, and until their successors are duly elected and qualified. With the exception of Gerald T. Mulligan, each Class B Nominee and Continuing Director has served as a Director of the Company since July 1, 2001, the effective date of the Reorganization, and prior to that date served as a Director of the Bank. Mr. Mulligan was elected by the Board of Directors and has served as a Director of the Company and the Bank since January 3, 2006.

		Trustee or
		Director
Names of Nominees and Continuing Directors	Age	Since

Nominees for Class B Directors (Term expiring 2010)
Malcolm W. Brawn	67	1991
Richard Hart Harrington	70	1995
Continuing Directors Class A (Term expiring 2009)
Thomas J. Burke	66	1985
Marsha A. McDonough	63	1993
Kathleen Boshar Reynolds	51	1991
Continuing Directors Class C (Term expiring 2008)
Eugene A. Beliveau	76	1978
Byron R. Cleveland, Jr.	75	1968
Robert F. Hatem	71	1974
Gerald T. Mulligan	61	2006

PRINCIPAL OCCUPATION OF NOMINEES AND CONTINUING DIRECTORS

Eugene A. Beliveau, practicing dentist in North Andover, Massachusetts.

Kathleen Boshar Reynolds, Real Estate Management Consultant since November 2006. Formerly Sales Manager, Prudential Howe & Doherty, Andover, Massachusetts, a real estate brokerage company from 2002 to 2006 and prior to that Sales Manager at DeWolfe Companies, North Andover, Massachusetts from July 2000 to October 2002.

Malcolm W. Brawn, Executive Vice President and Secretary of The Andover Companies, Andover, Massachusetts, a property and casualty insurance company.

Thomas J. Burke, attorney in private practice.  Formerly Register of Deeds of Northern Essex County, Massachusetts from 1972 to 2006.

Byron R. Cleveland, Jr., President of J.H. Horne & Sons, Lawrence, Massachusetts, a manufacturer of paper mill machinery.

Richard Hart Harrington, CPA, Chairman, Gordon, Harrington & Osborn, P.C., certified public accountants, North Andover, Massachusetts. In addition, Mr. Harrington is a manager of GHO Consulting, LLC, an investment advisory firm, North Andover, Massachusetts.

Robert F. Hatem, Business Consultant, Lowell, Massachusetts, since 2002 and was previously Executive Assistant to the President, Northern Essex Community College, Lawrence/Haverhill, Massachusetts. Mr. Hatem worked at Raytheon for over 20 years as its Manager, Domestic (USA) Customer Relations for Missiles Systems Division, the company’s largest operating division.

Marsha A. McDonough, Education Consultant, Falmouth, Massachusetts since 2003 and was previously Regional Education Officer, U.S. Department of State, Washington, D.C. from August 2000 to November 2003.

Gerald T. Mulligan, President and Chief Executive Officer of the Company and the Bank since January 2006 and was previously a Lecturer at Babson College from 2002 to 2005 and the President and CEO of Andover Bank, Andover, Massachusetts from 1991 to 2001.

Each of the Nominees and Continuing Directors has held such position(s) for five or more years with any exceptions noted above.

The Board of Directors and its Committees

The Board of Directors of the Company held 14 meetings in the fiscal year ended December 31, 2006. Each Continuing Director and Class B Nominee attended at least 75% of the total number of meetings held by the Board and all Committees of the Board on which such Director served during the period of such Director’s service in 2006. The Board of Directors of the Company has determined that each Continuing Director and Class B Nominee, other than Gerald T. Mulligan, is “independent” as defined in the Nasdaq Stock Market, Inc. (the “NASD”) Independence Rules (the “NASD Rules”). In addition, from time to time, the Company obtains services from one or more of its Directors. During 2006, the Bank made payments to Thomas J. Burke of approximately $73,000 for legal fees and associated costs on its residential and home equity closings. In reviewing whether these payments would jeopardize his independence, it was determined that approximately half of the payments were reimbursements to Director Burke for out-of-pocket recording costs related to the recording costs associated with perfecting the Bank’s security interest in the collateral for the underlying loans. After consideration, the Board of Directors has determined that Director Burke’s exercise of independent judgment has not been, and will not be, adversely affected by this relationship and that this relationship would not adversely affect Director Burke’s status as an “independent director” within the meaning of the NASD Rules and all other applicable laws and standards. Thus, payments to Director Burke for legal services totaling approximately $36,000 were deemed to be inconsequential and had no impact on his independent status.

It is the policy of the Company that all Directors should attend each Annual Meeting of Stockholders. All of the Continuing Directors and Class B Nominees attended the Company’s Annual Meeting of Stockholders held on May 2, 2006.

The Board of Directors of the Company had six standing Committees during fiscal year 2006: an Executive Committee, a Nominating Committee, a Stock Option Committee, a Compensation Committee, a Community Affairs Committee and an Audit Committee. Effective January 1, 2007, the Company eliminated the Community Affairs Committee and merged the Stock Option Committee into the Compensation Committee.

The following table sets forth the six standing Committees of the Board, the members of each Committee, and the number of meetings held by the Board and its Committees during the year ended December 31, 2006.

						Stock	Community
Name	Board	Audit	Executive	Nominating	Compensation	Option	Affairs

Eugene A. Beliveau	x	Chair	x	x
Kathleen Boshar Reynolds	x				x
Malcolm W. Brawn	x		x	x
Thomas J. Burke	Chair		Chair	Chair	Chair	Chair
Byron R. Cleveland, Jr.	x	x				x
Richard Hart Harrington	x	x			x
Robert F. Hatem	x	x					Chair
Marsha A. McDonough	x					x
Gerald T. Mulligan	x		x				x
Number of meetings held in 2006	14	11	0	2	4	1	0

Communications with the Board

Any stockholder who desires to contact the Board of Directors or specific members of the Board of Directors may do so electronically by sending an email to the following address: cmilne@riverbk.com. Alternatively, a stockholder can contact the Board of Directors or specific members of the Board of Directors by writing to: Cynthia J. Milne, Secretary, LSB Corporation, 30 Massachusetts Avenue, North Andover, Massachusetts 01845.

Compensation of Directors

Board and Committee meetings of the Company usually coincide with Bank meetings. When both the Boards and Committees of the Company and the Bank meet at the same time, there are no separate fees for the Company meeting. When the Company’s Board or Committees meet on separate dates from the Bank meetings, the Company Directors are paid $835 for the meeting, except for the Chairman of the Board who receives $960.

The members of the Board of Directors of the Bank who serve on the Executive Committee, except for the Chairman of the Board of Directors and Mr. Mulligan, currently receive an annual retainer of $15,865 plus a fee of $425 for each Committee and Board meeting attended, with the exception of the Audit Committee which has a fee of $835 for each meeting attended. The Chairman of the Board of Directors of the Bank receives an annual retainer of $18,240 plus a fee of $480 for each Board and Committee meeting attended. Each Director of the Bank other than members of the Executive Committee receives an annual retainer of $9,200 plus a fee of $425 for each Board or Committee meeting attended. Each Director receives a fee of $835 for all conferences and training meetings attended outside the Bank.

Mr. Mulligan does not receive any separate compensation for service as a Director or as a member of any of the Committees of the Board of Directors of either the Company or the Bank.

See the accompanying table for the various components of the Directors’ compensation for the year ended December 31, 2006. Please note that there were no stock awards, stock option awards, non-equity incentive plan compensation, change in pension value and non-qualified, deferred compensation in earnings, and no other compensation paid in 2006, and, therefore, that information has been eliminated from the following table. The table specifically excludes Gerald T. Mulligan as Mr. Mulligan does not receive separate compensation as a Director.

DIRECTORS’ COMPENSATION

The following table sets forth the compensation paid to each Director of the Company for the year ended December 31, 2006.

		Total
		Annual
Name	Cash Compensation	Compensation

Eugene A. Beliveau	$40,790	$40,790
Kathleen Boshar Reynolds	21,920	21,920
Malcolm W. Brawn	29,890	29,890
Thomas J. Burke	39,110	39,110
Byron R. Cleveland, Jr.	29,420	29,420
Richard Hart Harrington	31,955	31,955
Robert F. Hatem	30,270	30,270
Marsha A. McDonough	18,975	18,975

Beginning in February 2007, the Directors agreed to have their annual retainer fee paid in the form of stock purchased on the open market.

Discussion of Committees and Reports

The following discussion presents a few details about each of the Committees of the Board of Directors and the responsibilities delegated to it. Accompanying this proxy statement are charters that were approved by the Board of Directors on January 25, 2007 for the Nominating (Exhibit A), Compensation (Exhibit B) and Audit (Exhibit C) Committees.

Executive Committee

The standing members of the Executive Committee are listed above and include an additional two Board members on a rotating basis. The Executive Committee is vested with authority of the Board on most matters between meetings of the Board.

Nominating Committee

All members of the Nominating Committee have been determined by the Board of Directors to be “independent” Directors as defined under the NASD Independence Rules.

The Nominating Committee is primarily responsible for identifying, evaluating and recommending individuals for nomination or appointment to the Board of Directors of the Company. On January 25, 2007, the Board of Directors approved a revised Nominating Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A, which sets forth the responsibilities and duties of the Nominating Committee. The Charter is reviewed annually by the Nominating Committee.

Pursuant to its Charter, the Nominating Committee’s process for identifying and evaluating nominees for election as Directors of the Company is as follows: (1) in the case of an incumbent Director whose term of office is set to expire, the Nominating Committee reviews such Director’s overall service to the Company during such term, including the Director’s attendance record at meetings of the Board of Directors of the Company and Committees of the Board of Directors of the Company on which the Director may serve, the Director’s tenure as a member of the Board of Directors of the Company and the quality of the Director’s performance on the Board of Directors of the Company and (2) in the case of new Director candidates, the Nominating Committee first conducts an appropriate inquiry into the backgrounds and qualifications of possible candidates in relation to the identified needs of the Board of Directors. The Nominating Committee meets to discuss and consider such candidates’ qualifications, and then selects a candidate for recommendation to the Board of Directors. While the Nominating Committee presently makes decisions by consensus, in the event of disagreement, the Nominating Committee acts by majority vote. With respect to new Director candidates, the Nominating Committee may consider the following factors: a candidate’s reputation, integrity, independence (as defined under the NASD Rules), knowledge, judgment, skills and prior experience (business, professional and otherwise), record of public or community service and connections with or contributions to the local community served by the Bank. Under the Company’s By-Laws, no one may serve as a director if he or she has reached the age of 75 years at the time of election, unless the Board of Directors waives the age limit. The Nominating Committee has authority under its Charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. During the period since the 2006 Annual Meeting of Stockholders, no such consultants or search firms have been used and, accordingly, no fees have been paid to consultants or search firms.

A stockholder of the Company may nominate one or more individuals for election to the Board of Directors of the Company so long as (a) such stockholder submits a timely written notification to the Secretary of the Company in accordance with the informational requirements discussed below and the notice procedures described in this Proxy Statement under the heading “STOCKHOLDERS PROPOSALS AT 2008 ANNUAL MEETING” and (b) the candidate or candidates nominated has not reached the age of 75 at the time of the election unless the Board waives this requirement. The Nominating Committee will not evaluate the qualifications of such a nominee based on the selection criteria that the Nominating Committee applies to review individuals that it identifies as possible candidates for the Board of Directors of the Company. Rather, the Nominating Committee will review any nomination submitted by a stockholder of the Company solely for the purpose of confirming compliance with the various requirements discussed herein. If the Nominating Committee determines that a nomination made by a stockholder of the Company does not comply with the applicable standards in any material respect, then the Nominating Committee, by majority vote, may reject such stockholder nomination. If the Nominating Committee determines that a stockholder nominee complies with all applicable requirements, then such nominee will be identified in the Company’s proxy statement as a stockholder nominee for election as a Director at the Annual Meeting.

Any stockholder nomination must contain the following information: (1) the nominee’s name, age, business address, residence address, principal occupation or employment, the number of shares of the Company’s common stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; and (2) as to the stockholder proposing such nominee, that stockholder’s name and address, the number of shares of the Company’s common stock the stockholder beneficially owns (and similar stock information with respect to any other stockholder known by such stockholder to be supporting such nominee on the date of such stockholder notice), a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting of Stockholders to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder. The notice must also be accompanied by a written consent of the proposed nominee being named as a nominee and to serve as a Director if elected.

Both Nominees approved by the Nominating Committee for inclusion on the Company’s proxy card for the 2007 Annual Meeting are incumbent Directors standing for re-election. No stockholder nomination was received by the Nominating Committee in connection with the 2007 Annual Meeting.

Stock Option Committee

All members of the Stock Option Committee have been determined by the Board of Directors to be “independent” Directors as defined under the NASD Rules. The Stock Option Committee administered the Company’s stock option plans. The Stock Option Committee was merged into the Compensation Committee effective January 1, 2007.

Community Affairs Committee

The Community Affairs Committee was created to review and approve requests from non-profit organizations for contributions and was eliminated effective January 1, 2007.

Compensation Committee

The members of the Compensation Committee have been determined by the Board of Directors to be “independent” as defined in the NASD Rules. Effective January 1, 2007, the Compensation Committee merged with the Stock Option Committee and totals five members.

The responsibilities of the Committee are set forth in its Charter adopted on January 25, 2007, a copy of which is attached to this Proxy Statement as Appendix B. The Committee’s responsibilities include establishing, implementing and monitoring compliance with the Company’s compensation philosophy and approval of the Company’s Compensation Discussion and Analysis provided in this Proxy Statement.

The Committee has overall responsibility for the compensation of the Company’s directors and officers and other employees and delegates certain of those functions to management. The Committee establishes and reviews all aspects of base salaries, annual cash incentive bonuses, and long-term equity incentives, for each Named Executive Officer included in this proxy statement including the establishment or approval of measurement metrics. With respect to executives below this level, the Committee reviews management’s recommendations in a manner similar to that for the Named Executive Officers. In the case of the remaining employees, the Committee reviews, approves, and monitors compensation budgets and proposed methods of generally administering merit changes to base salaries. While retaining oversight, the Committee has delegated to management the determination and administration of employee benefits.

Audit Committee

The members of the Audit Committee have been determined by the Board of Directors to be “independent” as defined in the NASD Rules and Rule 10A-3 promulgated by the SEC under Section 10A(m)(3) of the Exchange Act. The Charter of the Audit Committee is reviewed annually and updated as necessary by the Audit Committee and the Board of Directors. The Board of Directors has determined that Richard Hart Harrington is an “audit committee financial expert” as defined in Item 401 of Regulation S-K, as promulgated by the SEC under the Exchange Act. On January 25, 2007, the Audit Committee recommended and the Board of Directors approved a revised Audit Committee Charter, a copy of which is included as Appendix C in this Proxy Statement.

The Audit Committee is primarily responsible for providing independent, objective oversight of the accounting, financial reporting, regulatory, and internal control functions of the Company, the audits of the financial statements of the Company and the appointment and oversight of the Company’s internal and independent registered public accounting firms. In addition, the Audit Committee must pre-approve any non-audit services provided to the Company by the Company’s independent registered public accounting firm.

Audit Committee Report

The Audit Committee is organized and conducts its business pursuant to a Charter approved by the Board of Directors of the Company. As more specifically set forth in the Charter, the Audit Committee is primarily responsible for overseeing the accounting, financial reporting, regulatory and internal control functions of the Company, the audits of the financial statements of the Company and the appointment and oversight of the Company’s internal auditor and the Company’s independent registered public accounting firm (“independent auditor”).

In fulfilling its responsibilities, the Audit Committee has:

•	received the written disclosures and letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has discussed the independence of KPMG LLP and considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence, and has satisfied itself as to the independence of KPMG LLP;

•	reviewed and discussed the audited, consolidated financial statements for the fiscal year ended December 31, 2006 with the Company’s management and KPMG LLP, its independent registered public accounting firm, including a discussion of the quality and effect of its accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with KPMG LLP, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of KPMG LLP regarding the reasonableness of those estimates, and;

•	met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of its financial reporting.

Based upon its work and the information received in the inquiries outlined above, the Audit Committee has approved the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Respectfully submitted by the Audit Committee,

Richard Hart Harrington (Chairman)
Eugene A. Beliveau
Byron R. Cleveland, Jr.
Robert F. Hatem

Compensation Committee Interlocks and Insider Participation

Messrs. Burke (Chairman) and Harrington, and Ms. Boshar Reynolds served on the Compensation Committee of the Company during the fiscal year ended December 31, 2006. None of the members of the Compensation Committee has ever served as an officer or employee of the Company or the Bank. See also, “Indebtedness of Directors and Management and Certain Transactions with Management and Others”.

No executive officer of the Company served (i) as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) as a Director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) as a member of the Compensation Committee of another entity, one of whose executive officers served as a Director of the Company.

EXECUTIVE OFFICER INFORMATION

The following table sets forth, for each of the executive officers of the Company, such person’s name, age and position or office held with the Company and the Bank, as well as other biographical information, as of February 28, 2007.

Name	Position	Age

Gerald T. Mulligan(1)	Director, President and Chief Executive Officer of the Company and the Bank	61
Michael J. Ecker(2)	Executive Vice President and Chief Lending Officer of the Bank, Assistant Treasurer of the Company	55
Jacob Kojalo(3)	Executive Vice President, Commercial Lending of the Bank	61
Stephen B. Jones(4)	Executive Vice President, Retail Banking of the Bank	53
Diane L. Walker(5)	Executive Vice President, Treasurer and Chief Financial Officer of the Company and the Bank	43
Teresa K. Flynn(6)	Senior Vice President, Human Resources of the Bank	48

(1)	Gerald T. Mulligan joined the Company and was elected Director, President and Chief Executive Officer of the Company and the Bank effective January 3, 2006. Information concerning the business experience of Mr. Mulligan has been provided previously in the section entitled “Board of Directors”.

(2)	Michael J. Ecker joined the Company and was elected as Assistant Treasurer of the Company and Executive Vice President and Chief Lending Officer of the Bank in January 2006. Mr. Ecker was Senior Vice President, Construction Lending for Andover Bank from 1991 to 2002. From 2002 until joining the Company, Mr. Ecker was a private investor.

(3)	Jacob Kojalo joined the Bank in 1995. Mr. Kojalo was elected Executive Vice President, Commercial Lending of the Bank in December 2005. Mr. Kojalo was previously employed by The Risk Management Association and was an Executive Vice President and Senior Lender at Peoples Savings Bank.

(4)	Stephen B. Jones joined the Bank and was elected Executive Vice President, Retail Banking in January 2006. Mr. Jones was the Senior Vice President, Retail Banking at Provident Bank from 2004 until joining the Bank in 2006. Prior to that, Mr. Jones was Vice President of Compass Consulting Group from 2002 to 2004 specializing in retail development of financial institutions.

(5)	Diane L. Walker joined the Company and was elected Executive Vice President and Chief Financial Officer of the Company and Bank in January 2006 and Treasurer of the Bank and the Company in March 2006. Ms. Walker was an independent consultant to financial institutions from 2002 to 2006 for SEC financial reporting and

Sarbanes-Oxley assistance. Ms. Walker was Vice President and Controller of Andover Bank from 1991 to 2002. Ms. Walker is a certified public accountant.

(6)	Teresa K. Flynn joined the Bank in 2005 and was elected Senior Vice President, Human Resources of the Bank in January 2006. Ms. Flynn was an independent consultant prior to joining the Bank.

COMPENSATION DISCUSSION AND ANALYSIS

Under the authority of its Charter, the Compensation Committee of the Board of Directors determines and administers compensation. The Committee has responsibility for establishing, implementing and monitoring compliance with the Company’s compensation philosophy. The Committee’s Charter is set out as Exhibit B to this Proxy Statement.

Compensation Philosophy

The Company’s executive compensation program is designed to attract, retain and motivate accomplished executives to achieve the goals of the Company and its shareholders. The components designed to deliver this objective include competitive base salaries and benefits, bonus payments under annual incentive programs and long-term compensation through equity awards.

Compensation Components

The Company’s general policy is that executive compensation should primarily consist of three components: base salary, short-term annual cash incentive bonuses, and long-term equity incentive elements such as stock options and restricted stock. The Company provides modest levels of perquisites for Mr. Miller and none for other Named Executive Officers. The Company does not provide any executive benefit in the form of supplemental executive retirement plans, other than to Mr. Miller, nor does it provide top hat plans, or special health care plans. Named Executive Officers also participate in other employee benefits programs that are provided or available to the general employee population such as retirement, health care, disability, and life insurance.

Base Salaries

The Company uses a base salary to recognize and take into account requisite competencies, experience, and knowledge that it believes its Named Executive Officers must possess before considering any variable compensation based on additional skills. In setting base salaries, the Committee considers the Named Executive Officer’s experience, the difficulty that might be encountered in replacing the Named Executive Officer, and how limited the pool of qualified people might be, particularly considering the Company’s goals. The Company also believes that base salaries should provide a reasonable standard of living commensurate with the executive’s needs and business and community standing.

In 2006, the Company engaged the services of Clark Consulting to benchmark executive compensation. Salary ranges were determined based on Clark Consulting’s customer peer analysis. Consideration for individual base salaries within the salary ranges included the executive’s level of performance and relevant industry experience. The Committee sets base salary range midpoints commensurate with the peer group data.

With recommendations from the CEO and the Senior Vice President of Human Resources, the Committee reviews Named Executive Officers’ base salaries annually based on individual and Company performance, the individual’s level of responsibility, peer group competitive data, internal equity considerations, and compensation history. Because each individual was considered still at a competitive salary range, no salary increases were awarded for Named Executive Officers for 2007.

Annual Cash Incentive Compensation

Bonuses awarded under annual incentive programs are recommended by the Compensation Committee to the Board of Directors based upon the attainment of annually established financial goals for the Company.

The variable annual cash incentive pay is designed to provide a competitive cash payment opportunity based both on individual behavior and the Company’s overall performance in areas such as revenues, return on equity and shareholder returns. There is the opportunity for more significant award increases when both the Company and the employee achieve higher levels of performance. The annual cash incentive compensation is discretionary.

Long-Term Equity Incentive

The Company periodically grants stock options to its executives as long-term incentives. The exercise price of each stock option granted is equal to the market price of shares of Common Stock on the date of grant or later; therefore, no benefits accrue from the stock options unless the market price increases and the options are exercised.

The Company has established objectives for long-term incentive compensation that include:

•	Aligning executives’ incentives with increases in shareholder value (goal congruence)

•	Using long-term incentives to attract and retain exceptional talent

•	Encouraging the long-term view in management decision making

•	Using long-term incentives as a tool to define, encourage, and promote high performance by key personnel

For 2006, following a review of recent trends in executive compensation, the Committee decided to change the long-term incentive compensation program so that executive officers and select key employees would receive a combination of stock options and restricted stock awards. Historically, stock options had served as the primary vehicle for equity grants to key employees under previously approved Stock Option Plans. Restricted stock awards were added as a new component of long-term compensation, and the relative weighting of stock options was reduced for the 2006 awards. In deciding to rely less heavily on stock options, the Committee considered changes in accounting rules that require that stock options be expensed as of January 1, 2006, and compensation trends at other companies. The Committee also considered that recipients of restricted stock, unlike recipients of stock options, would benefit whether or not the market price of the Company’s Common Stock increased after the grant date. The Committee approved the grant of stock options and restricted stock awards to the Named Executive Officers for 2006 in the table below.

Stock options awarded in 2006 have an exercise price equal to the closing market price of Common Stock on the date of grant or later and are subject to a two-year vesting schedule.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended December 31, 2006, 2005 and 2004, certain information concerning the compensation paid or accrued to each person serving as the Company’s principal executive officer (“CEO”), each person serving as the Company’s principal financial officer (“CFO”), the Company’s three most highly compensated officers other than the CEO and CFO and up to two additional persons who would have been among the Company’s three most highly compensated officers other than the CEO and CFO, but for the fact that he or she was not serving as an executive officer at the end of the fiscal year ended December 31, 2006 (collectively, the “Named Executive Officers”).

Summary Compensation Table(1)

							Change in
							Pension
							Value and
							Non-qualified
							Deferred Com-
					Stock	Option	pensation on	All
		Salary		Bonus	Awards	Awards	Earnings	Other Com-		Total
Name and Principal Position	Year	($)		($)	($)	($)	($)	pensation($)		($)

Gerald T. Mulligan,	2006	$335,000		$-0-	$65,640	$18,800	$-0-	$-0-		$419,440
President and
Chief Executive Officer
Paul A. Miller,	2006	401,372		78,823	-0-	-0-	98,697	49,375	(2)	628,267
Former President and	2005	389,064		75,000	-0-	-0-	(73,154)	28,072	(2)	418,982
Chief Executive Officer	2004	384,011		71,500	-0-	13,250	130,380	26,808	(2)	625,949
Michael J. Ecker,	2006	184,500		-0-	41,025	11,280	-0-	-0-		236,805
Executive Vice President
and Chief Lending Officer
Jacob Kojalo,	2006	150,014		-0-	24,615	7,520	-0-	-0-		182,149
Executive Vice President,	2005	128,960		8,000	-0-	-0-	-0-	-0-		136,960
Commercial Lending	2004	128,224		6,000	-0-	-0-	-0-	-0-		134,224
Stephen B. Jones,	2006	146,462		-0-	41,025	11,280	-0-	-0-		198,767
Executive Vice President,
Retail Banking
Diane L. Walker,	2006	131,058		-0-	41,025	11,280	-0-	-0-		183,363
Executive Vice President,
Treasurer and
Chief Financial Officer
Timothy L. Felter,	2006	194,026	(3)	25,000	-0-	-0-	-0-	-0-		219,026
Former Executive Vice	2005	153,846		25,000	-0-	-0-	-0-	-0-		178,846
President, Retail Banking	2004	145,988		22,000	-0-	22,000	-0-	-0-		189,988

(1)	There was no non-equity incentive plan compensation in the years 2006, 2005 and 2004 and therefore it is not included in the table.

(2)	The Bank provided an automobile for use by Mr. Miller, paid his membership dues to certain organizations, and paid for additional life insurance. In addition, the Bank sold the automobile to Mr. Miller for $1.00 in 2006 and imputed income to Mr. Miller in the amount of $23,000.

(3)	Includes payments made to Mr. Felter under his Employment Agreement through its expiration date of February 24, 2007.

Other than the items identified above for Mr. Miller and Mr. Felter, no other benefits are made available to executive officers that are not made available to all employees of the Bank. See “Executive Compensation — Benefits”. Employees of the Bank, including the executive officers, are covered by the Bank’s retirement, group health insurance program, group life insurance program, short-term and long-term disability programs and business related travel accident insurance plan.

Employment Agreements

The Company entered into an employment agreement with Paul A. Miller effective on April 21, 1989 (amended effective December 23, 1992). Effective December 31, 2005, Mr. Miller’s employment agreement (as amended, the “Miller Agreement”) was amended to reflect his resignation as President and Chief Executive Officer and assumption of an advisory role with the Company and the Bank in anticipation of his December 31, 2006 retirement and to fix his compensation and benefits until that time.

The Miller Agreement required the Company to pay Mr. Miller a “Base Salary,” which could be increased but not be reduced, provided for his participation in the Company’s employee benefit plans and arrangements and provided him with the continued use of an automobile. The Miller Agreement prohibited him from disclosing or converting to his own use the Company’s confidential information and terminated on December 31, 2006.

In addition to the Miller Agreement, the Company adopted two supplemental executive retirement plans (the “Miller SERPs”) for Mr. Miller. The intent of the Miller SERPs, when taken together with the Savings Banks Employees Retirement Association (“SBERA”) pension plan described below (see “Executive Compensation — Benefits — Pension Plan”), and a supplemental plan from a previous employer, was to provide Mr. Miller annual retirement benefits equal to 70% of the average of his three highest consecutive years’ gross compensation as defined. The Miller SERPs also provide termination benefits under certain circumstances equal to Mr. Miller’s earned and accrued benefits to date of termination, subject to a vesting schedule and other conditions.

Grants of Plan-Based Awards in Last Fiscal Year(1)

The following table sets forth the individual Plan-based awards for each of the Named Executive Officers during 2006.

		All Other	All Other
		Stock	Option
		Awards;	Awards;
		Number	Number of	Exercise
		of Shares	Securities	or Base Price
		of Stock	Underlying	of Option
Name	Grant Date	or Units (#)	Options (#)	Awards ($/Sh)

Gerald T. Mulligan	12/22/06	4,000	—	$16.41
	12/22/06	—	10,000	16.41
Paul A. Miller	n/a	n/a	n/a	n/a
Michael J. Ecker	12/22/06	2,500	—	16.41
	12/22/06	—	6,000	16.41
Jacob Kojalo	12/22/06	1,500	—	16.41
	12/22/06	—	4,000	16.41
Stephen B. Jones	12/22/06	2,500	—	16.41
	12/22/06	—	6,000	16.41
Diane L. Walker	12/22/06	2,500	—	16.41
	12/22/06	—	6,000	16.41
Timothy L. Felter	(2)	(2)	(2)	(2)

(1)	There are no estimated future payouts under Non-Equity or Equity Incentive Plans and therefore the categories have not been included in the above table.

(2)	Mr. Felter voluntarily resigned on January 17, 2006 and was not eligible for any grants.

The restricted stock awards shown in the above table are fully vested but are subject to a one-year transfer restriction. The stock options granted in the above table vest over two years and have seven-year contractual terms. The stock option grants in 2006 provided for an immediate 50% vesting upon grant and an additional 25% to vest each year thereafter.

Outstanding Equity Awards At Fiscal Year End(1)

The following table sets forth certain information concerning stock options exercised during the fiscal year ended December 31, 2006 and the number and value of shares of Common Stock of the Company subject to options held by the Named Executive Officers as of December 31, 2006.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option
	Unexercised	Unexercised	Exercise	Option
	Options (#)	Options (#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

Gerald T. Mulligan	5,000	5,000	$16.41	12/22/13
Paul A. Miller	10,000	—	16.77	12/31/07
Michael J. Ecker	3,000	3,000	16.41	12/22/13
Jacob Kojalo	2,000	2,000	16.41	12/22/13
	3,225	1,075	16.77	01/22/14
	7,000	—	13.90	07/26/11
	4,500	—	9.13	07/22/09
Stephen B. Jones	3,000	3,000	16.41	12/22/13
Diane L. Walker	3,000	3,000	16.41	12/22/13
Timothy L. Felter	(2)	(2)	(2)	(2)

(1)	There were no unvested stock awards during 2006 and therefore the categories for stock awards have not been included in the above table. Also, there were no equity incentive plan awards and that category has been eliminated from the above table.

(2)	Mr. Felter voluntarily resigned on January 17, 2006 and exercised all outstanding, vested options within 60 days of his resignation as required under the terms of his prior awards.

Option Exercises and Stock Vested

The following table sets forth information concerning any option exercises or vested stock awards for each Named Executive Officer during 2006.

	Number			Number	Value
	of Shares	Value		of Shares	Realized on
	Acquired on	Realized on		Acquired on	Vesting
Name	Exercise (#)	Exercise ($)		Vesting (#)	($)

Gerald T. Mulligan	—	$—		4,000	$65,640
Paul A. Miller	—	—		—	—
Michael J. Ecker	—	—		2,500	41,025
Jacob Kojalo	3,750	33,213	(1)	1,500	24,615
Stephen B. Jones	—	—		2,500	41,025
Diane L. Walker	—	—		2,500	41,025
Timothy L. Felter	30,000	195,496	(2)	—	—

(1)	The gain on Mr. Kojalo’s stock option exercise was calculated using the difference between the option price and the fair value of the common stock on the day of the exercise.

(2)	Of the gain realized on Mr. Felter’s stock option exercised, $163,125 was derived by using the difference between the option price and the fair value of the common stock on the day of the exercise.

Stock Option Plans

On July 1, 2001, the Company assumed the Bank’s two stock option plans, the Lawrence Savings Bank 1986 Stock Option Plan (the “1986 Stock Option Plan”) and the Lawrence Savings Bank 1997 Stock Option Plan (the “1997 Stock Option Plan”).

The 1986 Stock Option Plan expired in 1996 and the remaining grants issued thereunder were exercised in 2006. The 1997 Stock Option Plan was adopted by the Bank’s Board of Directors on December 18, 1997, approved by the Bank’s stockholders on May 5, 1998, and will expire by its terms in December 2007. Both incentive stock options and non-qualified stock options may be granted pursuant to the 1997 Stock Option Plan. The 1997 Stock Option Plan also permits the inclusion of stock appreciation rights in any option granted. As of December 31, 2006, there were 10,425 options that had been previously granted under the 1997 Stock Option Plan and remain outstanding due to forfeitures during 2006. Options outstanding under the 1997 Stock Option Plan continue to be exercisable in accordance with their terms.

The LSB Corporation 2006 Stock Option and Incentive Plan was adopted by the Company’s Board of Directors on December 22, 2005, approved by the Company’s stockholders on May 2, 2006, and will expire by its terms in December 2016. Both incentive stock options and non-qualified stock options may be granted pursuant to the 2006 Stock Option and Incentive Plan. The 2006 Stock Option and Incentive Plan also allows awards of restricted stock awards subject to certain limitations. Through December 31, 2006, there were 40,000 stock options and 14,000 restricted stock awards that have been granted under the 2006 Stock Option and Incentive Plan.

The 1986 and 1997 Stock Option Plans and the 2006 Stock Option and Incentive Plan (the “Plans”), are administered by the Stock Option Committee of the Company. The Stock Option Committee consists of Messrs. Burke and Cleveland and Ms. McDonough, all of whom have been determined by the Board of Directors to be “independent” as defined in the NASD Independence Rules. Effective January 1, 2007, the Stock Option Committee and its responsibilities merged into the Compensation Committee.

As of December 31, 2006, stock options for the purchase of an aggregate of 244,900 shares of Common Stock at an average purchase price per share of $14.07 were outstanding under the Plans. Of these options, 209,325 were exercisable on that date. During 2006, 133,775 options were exercised to purchase 28,500 shares of Common Stock under the 1986 Stock Option Plan and 105,275 shares of Common Stock under the 1997 Stock Option Plan. The 133,775 options were exercised at an average option price of $11.44. As of December 31, 2006, no shares of Common Stock remain reserved for issuance of additional options under the Company’s 1986 Plan. Due to forfeitures in 2006, there are 10,425 options available for issuance under the Company’s 1997 Stock Option Plan and another 346,000 options available for issuance under the Company’s 2006 Stock Option and Incentive Plan as of December 31, 2006.

Benefits

Insurance and Other Benefits.  The Company provides full-time officers and employees with hospitalization, major medical, life, dental, travel accident, and short-term and long-term disability insurance under group plans which are available generally and on the same basis to all full-time employees; provided, however, that with respect to the hospitalization and major medical insurance plan, full-time employees hired on or after September 1, 1984, are required to pay 25% of each month’s premiums. Effective January 1, 2007, all employees are required to pay 25% of each month’s insurance premiums and was expanded to cover part-time employees meeting minimum hours of service requirements. The travel accident insurance plan is also made available to part-time employees. The Company also sponsors a 401(k) Savings Plan which allows participants to defer a percentage of their before-tax compensation from the Company as a contribution under this plan. Participants have several investment options, including a fund which invests solely in Common Stock of the Company. All full-time and certain part-time employees are eligible to participate in this plan. The Company may match officer and employee contributions for all employees who participate in the 401(k) plan. The Bank matched 50% of employees’ contributions up to 3% of each employee’s salary during 2006. The Company had a defined benefit pension plan that was frozen effective October 31, 2006 and terminated effective December 31, 2006. The Company also established an employee stock ownership plan which became effective January 1, 2007. Certain Named Executive Officers have individual Change-in-Control agreements, all other employees are covered by a Company-wide Special Termination Plan setting minimum and maximum payments to all covered employees. See “Executive Compensation — Severance and Change-in-Control Benefits” for further information. As mentioned in the Executive Compensation above, no additional benefits accrue to the Named Executive Officers, other than to Mr. Miller and Mr. Felter, that are not also offered to all full-time employees.

Pension Plan and Non-qualified Compensation Plans.  The Company provides a retirement plan for all eligible employees through Savings Banks Employees Retirement Association (“SBERA”), an unincorporated association of savings banks operating within Massachusetts and other organizations providing services to or for savings banks. SBERA’s sole purpose is to enable participating employers to provide pensions and other benefits for their employees.

The pension plan year-end is October 31. At October 31, 2006, the latest date for which information is available from SBERA, the present value of accumulated benefits under the retirement plan was fully funded by the market values of related available assets.

Effective October 31, 2006, the defined benefit plan was frozen and terminated as of December 31, 2006. Each of the Named Executive Officers hired during 2006 was not eligible to join the SBERA Pension Plan and are shown in the table below as n/a.

Pension Benefits Table

The following table provides the pension benefits paid or accrued for the Named Executive Officers for the year ended December 31, 2006.

			Present
			Value of
		Years	Accumulated		Payments
		of Credited	Benefits		During Last
Name	Plan Name	Service (#)	($)		Fiscal Year ($)

Gerald T. Mulligan	n/a	n/a	n/a		n/a
Paul A. Miller	SBERA Pension Plan	17.5	$682,266	(1)	$—
	Supplemental Executive	17.5	1,329,935	(2)	—
	Retirement Plans
Michael J. Ecker	n/a	n/a	n/a		n/a
Jacob Kojalo	SBERA Pension Plan	16.0	215,347	(1)	—
Stephen B. Jones	n/a	n/a	n/a		n/a
Diane L. Walker	n/a	n/a	n/a		n/a
Timothy L. Felter	SBERA Pension Plan	15.5	—		165,829

(1)	The SBERA Defined Benefit Pension Plan was frozen effective October 31, 2006, and terminated December 31, 2006. All participants in the Plan will receive their present value of accumulated benefits during fiscal year 2007 when the assets of the Plan will be distributed.

(2)	Monthly payments to Mr. Miller commenced on January 1, 2007.

In connection with the Miller Agreement, the Company adopted two supplemental executive retirement plans for his benefit (the “SERPs”). The intent of the SERPs, when combined with Mr. Miller’s SBERA Pension Plan, was to provide Mr. Miller with annual retirement benefits equal to 70% of the average of his highest three years gross compensation. The Company began monthly payments to Mr. Miller under the SERPs on January 1, 2007.

Non-qualified Deferred Compensation

The following table sets forth information on Non-qualified Deferred Compensation Plans for each Named Executive Officer during 2006.

Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings in	Withdrawals/	Last Fiscal
Name	in Last FY ($)	in Last FY ($)	in Last FY ($)	Distributions ($)	Year End ($)

Gerald T. Mulligan	—	—	—	—	—
Paul A. Miller	—	—	$98,697	—	$1,329,935
Michael J. Ecker	—	—	—	—	—
Jacob Kojalo	—	—	—	—	—
Stephen B. Jones	—	—	—	—	—
Diane L. Walker	—	—	—	—	—
Timothy L. Felter	—	—	—	—	—

Severance and Change-In-Control Benefits

The following table sets forth severance benefits that would have been paid to the Named Executive Officers, other than Mr. Miller and Mr. Felter, upon certain types of termination of employment quantified as though the termination occurred on December 31, 2006.

Estimated Current Value of Change-In-Control Benefits

		Disability/	Involuntary/	Change-in-	Unvested
	Voluntarily	Death/For	Without	Control	Stock	Sick Days
Name	Quit	Cause	Cause	Termination	Options(1)	Payout	Total ($)

Gerald T. Mulligan	none	none	none	$1,005,000	none	none	$1,005,000
Michael J. Ecker	none	none	none	585,000	none	none	585,000
Jacob Kojalo	none	none	none	112,500	none	none	112,500
Stephen B. Jones	none	none	none	480,000	none	none	480,000
Diane L. Walker	none	none	none	435,000	none	none	435,000

(1)	The amount of value attributed to the accelerated vesting of any unvested stock options or stock awards is less than $1,000 for each Named Executive Officer.

Each of the above Named Executive Officers, with the exception of Mr. Kojalo, have executed individual change-in-control agreements. These agreements were filed with the SEC as exhibits to the Company’s Form 10-Q dated August 14, 2006. Each agreement requires the payment in a lump sum of three times the executive’s compensation and the continuation of benefits for the same period of time. Mr. Kojalo receives a change-in-control payment as determined by the Company-wide Special Termination Plan whereby his payment is equal to nine month’s of his compensation and an equivalent period of benefits continuation. A change-in-control has been deemed to have occurred when 25% of the ownership of the Company has been acquired. In all cases noted above, any unvested stock options or stock awards would immediately become fully vested upon the change-in-control.

The Company has entered into special termination agreements with its President and Chief Executive Officer and certain other executives. These are commonly referred to as “change-in-control” agreements. The agreements provide generally that if there is a change-in-control of the Company and if, within two years after such event, the officer’s employment is terminated for any reason (other than death, disability or cause, as defined in the agreements), then the officer would be entitled to receive a lump-sum severance payment in an amount equal to approximately three times his or her average annual compensation over the five previous years of his or her employment with the Company (or such shorter period in which the officer was employed) and the continuation of his or her life, medical and disability benefits at the same level of coverage and at the same out-of-pocket cost to the officer, immediately prior to the change-in-control, or at the officer’s election, the earlier commencement of the proposed business combination (as defined in the agreement) that results in such change-in-control. For the purpose of these special termination agreements, a change-in-control will be deemed to have occurred upon (i) the completion of certain mergers or other business combinations, liquidations, or sale or other transactions as described in the agreements, (ii) the acquisition by a person or group of persons of beneficial ownership of 25% or more of the Common Stock, or (iii) certain changes to the majority of the Board of Directors within a two-year period, including as the result of a tender offer, proxy contest, merger or similar transaction. As used in the special termination agreement, the term “change-in-control” would include one or more transactions that could be considered to be a “merger of equals.” The special termination agreements provide that no payment by the Company to or for the benefit of the officer under the agreement will be made if such payment would be non-

deductible to the Company by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended, relating to so-called “parachute payments.”

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee,

Thomas J. Burke (Chairman)
Byron R. Cleveland, Jr.
Kathleen Boshar Reynolds
Richard Hart Harrington
Marsha A. McDonough

Indebtedness of Directors and Management and Certain Transactions with Management and Others

Certain Directors and officers of the Company are customers of the Bank and, from time to time, have entered into transactions with the Company in the ordinary course of business. In addition, certain Directors of the Company are Directors, officers or stockholders of corporations or members of partnerships that are customers of the Bank and have transactions with the Bank in the ordinary course of business. Such transactions with Directors and officers of the Company, and with such corporations and partnerships, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not affiliated with the Company, and do not involve more than normal risk of collectibility, or present other features unfavorable to the Company. As a matter of policy, the Bank also makes loans to other employees.

Extensions of credit to officers of the Company are restricted by Company policy and Massachusetts law to an amount not more than $35,000 generally, whether secured or unsecured, and not more than $150,000 for educational purposes, and a loan not exceeding $500,000 may be made to officers secured by a mortgage on their primary residence. All extensions of credit and loans to officers must be approved by the Executive Committee of the Board of Directors of the Company, and all extensions of credit and loans to executive officers and Directors who are considered “insiders” must also be approved by the Bank’s Board of Directors.

In addition, the Bank is subject to the provisions of Regulation “O” of the Board of Governors of the Federal Reserve System, which: (i) requires the Company’s executive officers, Directors and control persons to report to the Bank’s Board of Directors any indebtedness to the Bank, (ii) establishes requirements and restrictions as to the terms, size of and approvals necessary for extensions of credit by the Bank to its executive officers, Directors, and control persons and their “related interests,” and (iii) requires any such loans to be made at the same rates and on the same terms and conditions as comparable loans to unaffiliated persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 28, 2007 regarding the beneficial ownership of Common Stock by: (i) each Director and Nominee; (ii) each of the Named Executive Officers during the last fiscal year; (iii) all Directors, Nominees and such executive officers as a group; and (iv) each person who, to the knowledge of the Company, beneficially owned more than 5% of the Common Stock at the Record Date. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned.

	Amount
	and Nature
	of Beneficial		Percent of
Name of Beneficial Owner	Ownership(1)(2)		Class(3)

Directors, Nominees and Named Executive Officers
Eugene A. Beliveau	12,225	(4)	*
Kathleen Boshar Reynolds	9,300		*
Malcolm W. Brawn	25,600	(5)	*
Thomas J. Burke	15,050		*
Byron R. Cleveland, Jr.	5,200		*
Richard Hart Harrington	8,855		*
Robert F. Hatem	12,875		*
Marsha A. McDonough	8,900		*
Paul A. Miller	77,228		1.65%
Gerald T. Mulligan	21,510		*
Michael J. Ecker	10,500		*
Jacob Kojalo	23,642		*
Stephen B. Jones	7,595		*
Diane L. Walker	7,000		*
Timothy L. Felter	28,563		*
All Directors, Nominees and Named Executive Officers as a Group (13 persons)	168,252	(6)**	3.59%
5% or more Stockholders First Manhattan Co.	284,417	(7)	6.07%
John Sheldon Clark	287,600	(8)	6.14%

*	Less than one percent

**	Includes shares held in the Company’s 401(k) Plan. The estimated shares so held with respect to each such participant are: Mr. Mulligan, 1,112 shares; Mr. Ecker, 0 shares; Mr. Jones, 95 shares; Mr. Kojalo, 592 shares; Ms. Walker, 0 shares; and all Directors, Nominees and Named Executive Officers as a group (13 persons), 1,799 shares, respectively.

(1)	In accordance with the applicable rules of the SEC, a person is deemed to be the beneficial owner of shares of the Common Stock of the Company if he or she has or shares voting power or investment power with respect to such shares or has the right to acquire beneficial ownership of such shares at any time within 60 days. As used herein, “voting power” means the power to vote or direct the voting of shares, and “investment power” means the power to dispose or direct the disposition of shares. Unless otherwise indicated, each person named has sole voting and sole investment power with respect to all shares indicated.

(2)	Includes shares of the Company’s Common Stock which Directors and principal officers of the Company have the right to acquire within 60 days of February 28, 2007 pursuant to options granted under the 1997 and 2006 Stock Option Plans of the Company. As of such date, the following persons have exercisable options to purchase the number of shares indicated: Mr. Miller, 10,000 shares; Mr. Mulligan, 5,000 shares; Mr. Ecker, 3,000 shares; Mr. Jones, 3,000 shares; Mr. Kojalo, 17,800 shares; Ms. Walker, 3,000 shares; Mr. Burke, 7,000 shares; Dr. Beliveau, 2,000 shares; Mr. Hatem, 7,000 shares; Mr. Cleveland, 3,500 shares; Messrs. Harrington and Brawn, 7,000 shares each; and Ms. McDonough, 7,000 shares and Ms. Boshar Reynolds 5,500 shares; and all Directors, Nominees and Named Executive Officers as a group, 87,800 shares.

(3)	Computed on the basis of 4,599,117 outstanding shares as of February 28, 2007 plus 87,800 shares subject to options exercisable within 60 days of February 28, 2007 held by the named individuals or group.

(4)	Includes 850 shares owned by a household member, as to which Dr. Beliveau disclaims beneficial ownership.

(5)	Includes 1,000 shares owned by his spouse, as to which Mr. Brawn disclaims beneficial ownership.

(6)	The stated number of shares owned by the Directors, Nominees and Named Executive Officers of the Company as a group includes 73,803 shares currently issued and outstanding and 87,800 shares subject to stock options exercisable within 60 days of February 28, 2007.

(7)	Based solely on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2007. First Manhattan Co. reports beneficial ownership of 284,417 shares of Common Stock. First Manhattan Co. reports sole voting power with respect to 272,850 shares and sole dispositive power with respect to 272,850 shares, shared voting power with respect to 5,067 shares and shared dispositive power with respect to 11,567 shares. First Manhattan Co.’s address is 437 Madison Avenue, New York, NY 10022.

(8)	Based solely on a Form 13D filed with the Securities and Exchange Commission on or about December 7, 2004, Mr. John Sheldon Clark reports beneficial ownership of 287,600 shares of Common Stock of the Company with sole voting power with respect to 270,600 shares and sole dispositive power with respect to 270,600 shares, and shared voting and dispositive power with respect to 17,000 shares. Mr. John Sheldon Clark’s address is 1633 Broadway, 30th Floor, New York, New York 10019.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations of the SEC and Section 16(a) of the Securities and Exchange Act of 1934, as amended, the Company’s officers and Directors and persons who own more than ten percent of a registered class of the Company’s equity securities must file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Officers, Directors and greater-than-ten-percent stockholders are required to furnish the Company with copies of all ownership reports they file. Based solely on its review of the copies of such reports received by the Company with respect to its fiscal year ended December 31, 2006, or written representations from certain reporting persons, the Company believes that during 2006 all Section 16(a) filing requirements applicable to its officers, Directors, and greater-than-ten-percent stockholders were satisfied.

Equity Compensation Plan Information

The following table provides information as of the end of the fiscal year ended December 31, 2006 regarding shares of Common Stock of the Company that may be issued under the Company’s existing equity compensation plans, including the Company’s 1986 Stock Option Plan (the “1986 Plan”), 1997 Stock Option Plan (the “1997 Plan”) and 2006 Stock Option and Incentive Plan (the “2006 Plan”).

Equity Compensation Plan Information

# of Securities
Remaining
Available for
		# of Securities		Future Issuance
		to be Issued		Under Equity
		Upon Exercise		Compensation
		of Outstanding	Weighted Average	Plan (Excluding
		Options,	Exercise Price of	Securities
		Warrants and	Outstanding Options	Referenced in
Plan category		Rights	Warrants and Rights	Column(a)
		(a)	(b)	(c)

Equity compensation plans approved by security holders	1997	204,900	$13.61	10,475
	2006	40,000	16.41	346,000

Total		244,900	$14.07	356,475

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has appointed Wolf & Company, P.C. as its independent registered public accounting firm for the fiscal year ending December 31, 2007. KPMG LLP has served as the Company’s independent auditors since the date of the Reorganization. Previously, KPMG LLP (or its predecessor firm) served as the Bank’s (or its prior holding company’s) independent auditors since 1980. Neither Wolf & Company, P.C. nor KPMG LLP have any direct or indirect financial interest in the Company, nor has either had any connection with the Company in the capacity of promoter, underwriter, voting trustee, Director, officer or employee.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2007.

The professional services to be provided by Wolf & Company, P.C. include the audit of the annual consolidated financial statements of the Company, review of filings with various state and federal regulatory agencies, general accounting services and preparation of income tax returns.

A representative of KPMG LLP and/or Wolf & Company, P.C. will be present at the 2007 Annual Meeting to answer appropriate questions that may be raised orally and to make a statement if he or she desires to do so.

Change of Independent Accountant

After engaging in a lengthy review process, the Audit Committee decided to change the Company’s independent registered public accounting firm. On December 21, 2006, the Board of Directors of the Company ratified and approved the Audit Committee’s decision.

On December 21, 2006, LSB Corporation (the “Company”) dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm effective upon the completion of work relating to the audit of the Company’s financial statements for the year ended December 31, 2006. The Audit Committee of the Company’s Board of Directors participated in and approved the decision to change its independent registered public accounting firm.

KPMG’s audit reports on the Company’s consolidated financial statements for each of the past two fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two fiscal years ended December 31, 2005 and 2004, and through December 21, 2006, there were (1) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction would have caused them to make reference thereto in the audit reports of the financial statements for such periods and (2) no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

On December 21, 2006, the Board of Directors of the Company ratified and approved the Audit Committee’s decision to engage Wolf & Company, P.C. as the Company’s independent registered public accounting firm. The Audit Committee of the Company’s Board of Directors participated in and approved the engagement of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

During the Company’s two fiscal years ended December 31, 2005 and 2004, and through December 21, 2006, the Company did not consult with Wolf & Company, P.C. regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (2) any matter that was either the subject of disagreement or reportable events.

Independent Auditor Fees

In January, 2006, the Audit Committee of the Board of Directors of the Company appointed KPMG LLP as the independent registered public accounting firm of the Company for the year ended December 31, 2006.

The following table shows the fees paid or accrued by the Company for audit, audit-related and tax services provided by KPMG LLP during the years ended December 31, 2006 and 2005:

Fee Category	2006	2005

Audit Fees	$134,000	$125,000
Audit-Related Fees	5,500	-0-
Tax Fees	42,000	57,000
All Other Fees	-0-	18,500

Total	$181,500	$200,500

Audit fees include the audit of the Company’s annual financial statements, review of financial statements included in each of its Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. The audit-related fees in 2006 were related to KPMG LLP’s review of the Company’s registration statement on Form S-8 in connection with the registration of shares of the shareholder-approved 2006 Stock Option and Incentive Plan.

Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning. This category includes fees related to the preparation and review of federal and state tax returns. The increase in 2005 was due to changing the Company tax year to coincide with its fiscal year end.

All other fees for 2005 were primarily for Sarbanes-Oxley Section 404 consultation and compliance.

Audit Committee Pre-Approval of Services Performed by Our Independent Registered Public Accountants

It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by KPMG LLP during the fiscal year. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined above, subject to the budget range for each category.

All services related to audit fees, audit-related fees, tax fees and all other fees provided by KPMG LLP during fiscal 2006 and 2005 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

STOCKHOLDER PROPOSALS AT 2008 ANNUAL MEETING

Under the rules of the SEC, if any stockholder intends to present a proposal at the Annual Meeting of Stockholders and desires that it be considered for inclusion in the Company’s proxy statement and form of proxy for such meeting, it must be received by the Company not less than 120 calendar days before the anniversary of the mailing date of the Company’s proxy statement for the prior year. Accordingly, if any stockholder intends to present a proposal at the 2008 Annual Meeting of Stockholders and wishes it to be considered in the Company’s proxy statement and form of proxy, such proposal must be received by the Company on or before December 2, 2007. In addition, the Company’s By-Laws provide that any Director nominations and new business submitted by a stockholder must be filed with the Secretary of the Company no fewer than 60 days, but no more than 90 days, prior to the date of the one-year anniversary of the previous Annual Meeting, and that no other nominations or proposals by stockholders shall be acted upon at the Annual Meeting. If, however, the Annual Meeting is more than 30 days earlier or more than 60 days later than the anniversary date of the prior Annual Meeting, then notice shall be timely if delivered to or mailed and received by the Company not later than the close of business on the later of (a) the 75th day prior to the scheduled date of such Annual Meeting or (b) the 15th day following the day on which public disclosure of the date of such Annual Meeting is first made by the Company. Certain exceptions under the By-Laws apply to Annual Meetings of Stockholders at which newly created seats of the Board of Directors are to be filled. Any such proposal should be mailed to: Cynthia J. Milne, Secretary, LSB Corporation, 30 Massachusetts Avenue, North Andover, Massachusetts 01845.

CODE OF PROFESSIONAL CONDUCT

The Company had adopted a Code of Professional Conduct (the “Code”) that applied to all of the Company’s Directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller and was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. The Company amended its Code of Professional Conduct on November 16, 2006, whereby it enhanced the insider trading restrictions and clarified the Code’s application to all employees and directors. The amended Code was filed as a Form 8-K filing on November 20, 2006. The Code is posted on the Company’s website at www.riverbk.com. The Company intends to disclose future amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for Directors or executive officers of the Company will be disclosed in a report on Form 8-K.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company knows of no matters to be brought before the Annual Meeting other than those specifically listed in the Notice of Annual Meeting of Stockholders. However, if further business is properly presented, the persons named as proxies in the accompanying proxy will vote such proxy in their discretion in accordance with their best judgment.

Attached:

Exhibit (A) Nominating Committee Charter

Exhibit (B) Compensation Committee Charter

Exhibit (C) Audit Committee Charter

Exhibit A

LSB CORPORATION/RIVER BANK
Nominating Committee Charter

I.	Purpose

The purpose of the Nominating Committee (the “Committee”) is to

•	identify qualified individuals for nomination or appointment to the Board of Directors (the “Board”) of LSB Corporation and River Bank (the “Company”),

•	recommend to the Board a slate of director nominees for each annual meeting of the stockholders of the Company or, in the case of vacancies, individual nominees if and when such vacancies occur,

•	review stockholder nominations, if any, received by the Company for the purpose of determining compliance with the applicable requirements for stockholder nominations set forth in the By-Laws of the Company, and

•	evaluate the performance of the Board of Directors and its members and committees.

II.	Composition

The Committee shall consist of a minimum of three independent members of the Board, each of whom shall be appointed by and serve at the discretion of the Board. The Chairman of the Board shall be one of the three members of the Nominating Committee but another member shall serve as the Committee Chairman. Each independent member of the Committee shall satisfy the listing standards and other regulatory requirements of the Nasdaq Stock Market, Inc. and the Securities & Exchange Commission.

Annually, the Board shall determine if Committee Members are independent and meet applicable requirements.

III.	Meetings

The Committee shall meet no less than annually or more frequently as circumstances dictate.

Committee meetings may be called by the Chairman of the Committee, the Chairman of the Board or by the Chief Executive Officer.

The Committee shall keep written minutes of each meeting and copies of the materials used for discussion purposes and shall report its actions to the Board. In addition, the Committee will present a report detailing action that the Committee has taken to the full Board of Directors at its next regularly scheduled meeting.

At the invitation of the Committee Chairman, non-independent directors may attend Committee meetings and assist the Committee. From time to time, the Committee may, in its sole discretion, engage advisors and consultants to assist the Committee in the performance of its responsibilities. The Committee shall have sole authority to approve the terms of any such engagement including the fees to be paid.

IV.	Responsibilities and Duties

A.  Recommend Qualified Individuals for Board Membership

•	Establish qualifications and selection criteria for members of the Board consistent with the eligibility requirements set forth in the Company’s By-Laws. In setting such qualifications and criteria, the Committee may consider such factors as the Committee deems appropriate.

A-1

•	In the case of an incumbent director whose term of office is set to expire, the Committee may review such director’s overall service to the Company during such term, including the director’s attendance at Board and committee meetings, the director’s tenure as a member of the Board, the quality of the director’s performance on the Board and any other matter the Committee deems relevant.

•	In the case of new director candidates, the Committee may consider such factors as an individual’s reputation, integrity, independence, knowledge, judgment, skills and prior experience (business, professional and otherwise), in each case taking into account the composition of the then existing Board and the then existing state of the Company and the economy.

•	Evaluate potential nominees and make recommendations to the full Board of Directors with respect to those candidates the Committee feels possess the appropriate skills and qualities to serve the best interests of the Company.

•	Review nominations for service on the Board made by stockholders of the Company for compliance with the applicable requirements contained in the By-Laws of the Company.

•	Subject to the consent of a majority of the directors on the Committee, any vacancy in a seat held by a designated independent director will be filled by the remaining designated independent directors.

•	Review and approve all related party transactions of the Board of Directors and ensure that adequate disclosure has been made regarding director independence in conjunction with NASD and SEC listing requirements as well as the Sarbanes-Oxley Act. All extensions of credit to directors must comply with FRB Regulation O “Loans to Insiders”.

•	Annually, prior to the preparation of the Proxy Statement, report its findings on related party transactions and director independence to the Board of Directors. Specifically, if any director received compensation from the Company other than for directors fees, the amount and nature of the compensation will be reviewed by the Committee.

B.  Committee Membership and Qualifications

•	Recommend to the full Board the establishment of Board committee and sub-committees, as necessary, at the annual organizational meeting of the Board of Directors of the Company and at other times during the year, if necessary.

•	Recommend to the full Board the membership and composition of each of the Board committee and sub-committees and recommend removal of any committee member, if necessary.

•	Review qualifications of directors for committee membership.

C.  Annual Review

•	On an annual basis, review and assess the adequacy of this Charter and the processes used by the Committee to select nominees to the Board.

Approved by the Board of Directors on January 25, 2007

A-2

Exhibit B

LSB CORPORATION/RIVER BANK
Compensation Committee Charter

I.	Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors of LSB Corporation and River Bank (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Committee are to:

•	Establish the compensation and benefits for the President and Chief Executive Officer and other executive officers;

•	Evaluate the performance of the President and Chief Executive Officer and other senior executive officers; and

•	Review, recommend and approve executive compensation, equity and retirement plans and any amendments to the same.

II.	Composition

The Committee shall be comprised of at least three and up to five independent members of the Board. Members of the Committee shall be appointed by the Board annually after considering the recommendation of the Nominating Committee. Members are subject to removal at any time by the Board. The Board shall designate one committee member as Chair of the Committee.

Annually, the Committee shall determine if Committee members are independent as required and defined by NASDAQ and SEC regulations.

III.	Meetings

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Committee shall meet in executive session annually to review the performance of the President and Chief Executive Officer and shall present a full report to the Board annually. The Committee also may meet in executive session from time to time to discuss any other matters that it believes should be discussed without management or any non-employee present. The Committee shall maintain minutes of its meetings.

Compensation for serving on the Committee shall be established by the full Board based on the recommendations of the Committee. The Chief Executive Officer and the Senior Vice President/Human Resources will attend the Committee meetings and communicate industry comparable information or peer data to assist the Committee in its decisions.

The Committee has the authority to access any consultant of the Company, including actuaries, compensation consultants or attorneys, in order to fulfill its responsibilities. The Committee also has the ability to retain, at the Company’s expense, such compensation, legal or other consultants or experts as it may deem necessary in the performance of its duties.

IV.	Responsibilities and Duties

A.  Compensation

•	The Committee shall annually set the combined compensation expense for all officers at and above the level of Vice President. The combined compensation shall consist of base salary, incentive bonus payments, equity incentives (including stock options or stock awards), supplemental retirement or deferred compensation funding and any other compensatory plans.

•	The Committee shall annually review and evaluate the Chief Executive Officer’s (“CEO”) performance, ensuring that the job description adequately covers all of the duties of the CEO and to determine the salary increase, bonus and any equity incentives for the CEO.

•	Examine base, short-term and long-term compensation for executives of similar financial services companies and benchmark such compensation to the Company’s executive pay practices.

•	Review and approve (i) annual compensation strategy for Company officers and employees (ii) merit budget for officers and employees and (iii) short-term and long-term incentive plans and goals for executive officers.

•	Approve grants of awards under equity compensation plans to key employees of the Company.

•	Review and recommend compensation for Board members and committee members.

B.  Retirement Plans

•	Review and approve the Company’s retirement plan strategy and recommend to the Board modifications, amendments and/or termination of qualified retirement plans.

•	Review and approve the terms of the Company’s supplemental retirement plans or agreements.

•	Review and approve participation of executives in supplemental retirement plans or agreements.

C.  Severance and Change in Control

•	Review and approve the form of any agreement which provides severance to the executive officers of the Company in connection with a termination of employment following a change in control of the Company and its banking subsidiary.

•	Review and approve a severance plan which provides severance to employees of the Company in connection with a termination of employment following a change in control of the Company and its banking subsidiary.

D.  Employment and Other Agreements

•	Review and approve any employment, retention, consulting or other compensatory agreement between the Company and any executive officer of the Company.

E.  Equity Ownership Guidelines

•	Review and approve stock ownership guidelines for executive officers and directors.

F.  Management Succession

•	Annually review succession planning for the President and Chief Executive Officer and key members of executive management.

G.  Annual Report

•	Annually prepare a report of the committee for inclusion in the Company’s annual proxy statement in accordance with the requirements of the Securities and Exchange Commission.

H.  Evaluation and Review of Charter

•	Review and assess annually the performance of the Committee, and report the results to the Board.

•	Review and assess annually the adequacy of this Charter and, if appropriate, recommend changes to the Charter to the Board.

I.  Other Responsibilities

•	Report to the Board of Directors on the significant results of the Committee’s activities.

•	Perform any other activities consistent with this Charter, the Company’s bylaws and applicable laws and regulations as the Committee or the Board deems necessary or appropriate.

Adopted and approved by the Board of Directors on January 25, 2007.

Exhibit C

LSB CORPORATION/RIVER BANK
Audit Committee Charter

I.	Purpose

The Audit Committee is appointed by the Board of Directors of LSB Corporation and River Bank (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Committee are to:

•	Monitor the integrity of the Company’s consolidated financial statements, financial reporting process and systems of internal controls regarding finance and accounting, the Company’s risk management and the Company’s compliance with legal and regulatory requirements.

•	Appoint, compensate and monitor the qualifications, independence and performance of the Company’s Independent Auditors, as well as monitor the performance of the Company’s Internal Auditors.

•	Provide an avenue of communication among the Independent Auditors, management, the Internal Auditors and the Board of Directors.

It is the responsibility of the Company’s management to prepare consolidated financial statements that are complete and accurate and in accordance with generally accepted accounting principles in the United States (“GAAP”), and it is the responsibility of the Company’s Independent Auditors to audit those financial statements. The Audit Committee’s responsibility in this regard is one of oversight and review. The Audit Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP.

II.	Composition

The Audit Committee shall be comprised of at least three Directors. Each member shall satisfy the independence and experience requirements established by the Securities and Exchange Commission (SEC) and the Nasdaq Stock Market, Inc.(NASD). At the time of his or her appointment, each Audit Committee member must be able to read and understand fundamental financial statements, including the Company balance sheet, income statement, and cash flow statement. At least one Committee Member shall have such past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as to qualify as a “financial expert” within the meaning of the rules of the SEC and NASD independence rules. Audit Committee members are encouraged to enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside programs. The Audit Committee shall serve as the Audit Committee for both LSB Corporation and River Bank.

III.	Meetings

The Audit Committee shall meet at least five times annually, and more frequently as circumstances warrant.

The Audit Committee shall meet at least annually, and is recommended to meet quarterly, in separate executive sessions with Management, the Independent Auditors and the Internal Auditors of the Company to discuss any matters that the Audit Committee or any of such groups or persons believes should be discussed privately.

Meetings can be called by either the Committee Chairman or the Chief Executive Officer.

Minutes of the meetings and copies of the materials used for discussion purposes will be maintained by the Committee. The Audit Committee will review the minutes at its next regularly scheduled meeting and present the approved minutes at the following Board of Directors meeting.

IV.	Responsibilities and Authorities

The Audit Committee shall have the following responsibilities and authority and such additional powers and responsibilities as are reasonably incidental to the enumerated powers and responsibilities listed below:

•	Annually review, assess for adequacy, and amend as necessary this Audit Committee Charter. Require that the Audit Committee Charter is reported in the Company’s proxy statement at least once every three years.

•	At least quarterly, report actions taken by the Audit Committee to the Board of Directors. Minutes of the Audit Committee will be provided to the Board of Directors at least quarterly.

•	Review and approve those reports of the Audit Committee required to be included in the Company’s proxy statement for the annual meeting of the shareholders.

•	Annually, evaluate the composition, responsibilities, and performance of the Committee.

Responsibility for The Company’s Relationship with the Independent Auditors.

•	The Audit Committee has the sole authority for the selection of the independent registered public accounting firm (“the Independent Auditors”) to audit the financial statements of the Company and its subsidiaries and for approval of the compensation of such Independent Auditors for both audit and non-audit services performed for the Company. All audit and non-audit services provided to the Company by the Independent Auditors and estimated fees for those services must be approved in advance by the Audit Committee. The Independent Auditors shall report directly to the Audit Committee.

•	Meet with the Independent Auditors to review the proposed scope of the audit procedures for the current year. Review and approve an engagement letter. At the conclusion of the audit, review audit findings, including any comments or recommendations of the Independent Auditors.

•	The Audit Committee shall review with the Independent Auditors registered public accounting firm the current year’s Annual Report on Form 10K prior to public dissemination. In addition, the quarterly financial statements will be reviewed with the Independent Auditors for inclusion in the SEC Form 10Q and review the quarterly earnings press release on Form 8K.

•	Review with the Independent Auditors, and Management as appropriate, the Company’s significant accounting policies, and audit conclusions regarding the Company’s significant accounting estimates. Consider and approve, if appropriate, changes in the Company’s auditing and accounting principles, policies and practices as suggested by the Independent Auditors, Management or the Internal Auditors.

•	Review with the Independent Auditors their judgments regarding the quality and appropriateness of the Company’s accounting principles and policies as applied in its financial statements. Review with the Independent Auditors, and Management as appropriate, alternative treatments of the Company’s financial information permitted by GAAP and the treatments preferred by the Independent Auditors. Discuss with the Independent Auditors, and Management as appropriate, any disagreements between the Independent Auditors and Management.

•	Consult with the Independent and Internal Auditors regarding the integrity of the Company’s financial reporting processes (internal and external). Review with the Independent Auditors, the Internal Auditors, and Management as appropriate, the assessments of the Independent and Internal Auditors of the adequacy of the Company’s internal controls and the resolution of any identified deficiencies or material weaknesses in internal controls, including the prevention or detection of management overrides or compromises of internal control systems.

•	Annually, receive and review from the Independent Auditors a formal written statement identifying all relationships between the Independent Auditors and the Company or other persons that may affect the independence of the Independent Auditors. Such statement shall conform to all applicable requirements, including those of Independence Standards Board Standard 1, as hereafter modified or supplemented. Review and discuss with the Independent Auditors any disclosed relationships or services that may impact independence and take, or recommend that the Board of Directors take, appropriate action to oversee and preserve the independence of the Independent Auditors.

•	Ascertain and confirm that the Independent Auditors maintain their professional qualifications to audit the financial statements of the Company and that the rotation of the Independent Auditors’ audit and review partners assigned to the Company audit conforms to all applicable requirements.

•	Evaluate the qualifications and performance of the Independent Auditors and discharge and replace the Independent Auditors if and when circumstances warrant.

•	Approve, in advance, any engagement of the Independent Auditors to perform permissible non-audit services for the Company and any compensation for those services. Between meetings of the Committee, the Committee may delegate to one or more Committee members authority to consider and pre-approve the provision of permissible non-audit services by the Independent Auditors when necessary or appropriate provided that any exercise of such delegated authority shall be reported to and reviewed at the next meeting of the Committee.

•	Consult with and/or retain legal counsel, accounting or other expert advisors as to matters and in such circumstances as the Committee deems appropriate, which may include litigation, regulatory and other legal matters that may have a material impact on the Company’s financial statements, regulatory status or good standing, or compliance policies and practices. The Company shall be obligated to pay any compensation for such services that may be approved by the Committee.

•	Conduct or authorize and oversee the conduct of investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent legal counsel and other professionals to assist in the conduct of any such investigation. The Company shall be obligated to pay any compensation for such services that may be approved by the Committee.

•	Review and discuss with the Company’s federal and state regulators or other governmental authority, management and legal counsel or other advisors as appropriate, any reports, communications or matters that may be directed to the attention of the Board of Directors or the Committee by such regulators or other governmental authority, and take or recommend to the Board of Directors the taking of such actions in response thereto as the Committee may deem appropriate.

•	Monitor management’s follow-up efforts to address internal audit and regulatory examination findings.

Responsibility for the Company’s Internal Audit Function.

•	Oversee the Internal Audit function of the Company including its independence and authority, its reporting obligations, the proposed audit plan for the current year, and the coordination of such plans with the Independent Auditors. The Audit Committee shall have sole authority to approve, in advance, any special internal audit investigations which have not been included as part of the current Audit Plan.

•	The Internal Auditors shall report directly to the Audit Committee.

•	Review the Company’s compliance with applicable laws and regulations, including financial and other regulatory reporting requirements with the Independent Auditors, the Internal Auditors, Management and legal counsel as appropriate.

•	Appoint, replace, reassign, discipline or dismiss the Internal Auditors.

Other Responsibilities and Authority

•	Establish, and make known within the Company as appropriate, procedures to facilitate the receipt, review and processing of complaints regarding accounting, internal accounting controls or auditing matters. Such procedures shall provide that:

Any employee or other person may submit a complaint or concern regarding the Company’s accounting, internal accounting controls or auditing matters. Such complaints may be submitted confidentially or anonymously.

Any such complaint may be submitted to the Chairman or to any member of the Audit Committee.

Upon receipt of a complaint by a member of the Audit Committee, a copy will be given to the Chairman of the Audit Committee who will acknowledge the receipt thereof to sender if the sender is known.

All such complaints shall be reviewed under Audit Committee direction and oversight. The Audit Committee may employ any external resources it considers appropriate, such as legal counsel, external auditors or other qualified consultants or experts to assist in this review.

Prompt and appropriate corrective action responsive to a complaint will be taken when and as warranted in the judgment of the Audit Committee.

The Company will not discharge, discipline, demote, suspend, threaten, harass or in any manner discriminate or retaliate against any employee with respect to any lawful action in good faith reporting of such complaints. The Audit Committee will oversee treatment of employee concerns in this regard.

V.	Update Responsibility

The Executive Vice President/Chief Financial Officer of the Company shall facilitate changes to the Audit Committee Charter for updates and ensure that it is appropriately communicated internally and externally.

Approved by the Audit Committee on January 23, 2007.
Approved by the Board of Directors of the Company on January 25, 2007.

002CS-13719

NNNNNNNNNNNN 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 NNNNNNNNN ADD 6 Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees. 1. Election of two Class B Directors for a three-year term. For Withhold For Withhold + 01 - Malcolm W. Brawn 02 — Richard Hart Harrington B Issues — The Board of Directors recommends a vote FOR the following proposal. For Against Abstain 2. Ratification of the appointment of Wolf & Company, PC as LSB Corporation’s independent registered public accounting firm for the fiscal year 2007. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournments or postponements thereof. C Non-Voting Items Change of Address — Please print new address below. D Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please be sure to sign and date this Proxy. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. If a corporation or partnership, the President or authorized person must sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN3 1 A V 0 1 2 7 7 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00OVOC

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy Annual Meeting of Stockholders to be held May 1, 2007 Proxy Solicited on Behalf of the Board of Directors The undersigned hereby appoints Gerald T. Mulligan and Michael J. Ecker, and each of them, as true and lawful proxies, with full power of substitution, on behalf of the undersigned, to attend the Annual Meeting of Stockholders of LSB Corporation at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on May 1, 2007 at 10:00 a.m., and any adjournments or postponements thereof (the “Annual Meeting”), and thereat to vote all shares of Common Stock, par value $0.10 per share, of LSB Corporation standing in the name of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual Meeting, hereby revoking all previous proxies. In their discretion, the proxies are further authorized to vote upon such other matters as may properly come before the Annual Meeting. Each of such proxies, or his substitute, shall have and may exercise all the powers granted herein. This proxy is revocable at any time before it is voted by giving written notice of such revocation to the Secretary of LSB Corporation, or by signing and duly delivering a proxy bearing a later date or by attending the Annual Meeting and voting in person. The undersigned reserves the right to attend the Annual Meeting and to vote in person. THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 1, 2007, the accompanying Proxy Statement and the 2006 Annual Report on Form 10-K. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.